EXHIBIT 4.1

                                 TEXOIL, INC.

                                   as Issuer

                                      AND

                     FIRST INTERSTATE BANK OF TEXAS, N.A.

                               as Warrant Agent

                               WARRANT AGREEMENT

                           Dated as of May 26, 1994

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                              TABLE OF CONTENTS*

                                                                         PAGE

SECTION 1.  Appointment of Warrant Agent.....................................2

SECTION 2.  Warrant Certificates.............................................2

SECTION 3.  Execution of Warrant Certificates................................2

SECTION 4.  Registration and Countersignature................................2

SECTION 5.  Registration of Transfers and Exchanges..........................3

SECTION 6.  Right to Exercise Warrants.......................................3

SECTION 7.  Payment of Taxes.................................................5

SECTION 8.  Mutilated or Missing Warrant Certificates........................5

SECTION 9.  Reservation of Shares............................................5

SECTION 10.  Obtaining of Governmental Approvals.............................6

SECTION 11.  Adjustment of Exercise Price and Number of Shares Purchasable...6

SECTION 12.  Fractional Shares..............................................11

SECTION 13.  Notices to Warrantholders......................................12

SECTION 14.  Merger, Consolidation, or Change of Name of Warrant Agent......13

SECTION 15.  Warrant Agent..................................................13

SECTION 16.  Change of Warrant Agent........................................15

SECTION 17.  Right of Redemption............................................16

SECTION 18.  Merger or Consolidation of the Company.........................17

--------
      * This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

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SECTION 19.  Notices to Company and Warrant Agent...........................17

SECTION 20.  Tax Matters....................................................18

SECTION 21.  Supplements and Amendments.....................................18

SECTION 22.  Successors.....................................................18

SECTION 23.  Termination....................................................18

SECTION 24.  Governing Law..................................................18

SECTION 25.  Benefits of This Agreement.....................................18

SECTION 26.  Counterparts...................................................19

Exhibit A   Form of Class A Warranty.......................................A-1

Exhibit B   Form of Class B Warrant Certificate............................B-1

Exhibit C   Form of Underwriters' Class A Warrant Certificate..............C-1

Exhibit D   Form of Underwriters' Class B Warrant Certificate..............D-1

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                               WARRANT AGREEMENT

      WARRANT AGREEMENT dated as of May 26, 1994, between Texoil, Inc., a Nevada corporation (the "Company"), and First Interstate Bank of Texas, N.A. (the "Warrant Agent").

                                R E C I T A L S

      WHEREAS, the Company has proposed to make a public offering (the "OFFERING") of Units. each Unit consisting of two shares of the Company's common stock, par value $.0l per share (the "COMMON STOCK"), and a warrant (the "CLASS A WARRANT") to purchase one share of Common Stock and a second warrant (the "CLASS B WARRANT") to purchase one share of Common Stock, pursuant to an Underwriting Agreement of even date herewith (the "UNDERWRITING AGREEMENT") between the Company and Toluca Pacific Securities Corporation, as representative (the "REPRESENTATIVE") of the several underwriters (the "UNDERWRITERS") named on Schedule A to the Underwriting Agreement; and

      WHEREAS, the Underwriting Agreement contemplates that the Company will issue and sell to the Underwriters for distribution to the public (i) 750,000 Units (the "FIRM UNITS") and (ii) up to an additional 112.500 Units (the "ADDITIONAL UNITS") to cover over-allotments, if any (the Firm Units and the Additional Units are referred to herein collectively as the "PUBLIC UNITS"); and

      WHEREAS, the Company has also agreed to issue and sell to the Underwriters Warrants (the "UNDERWRITERS' WARRANTS") to purchase up to 75,000 Units (the "UNDERWRITERS' UNITS") (the Public Units and the Underwriters' Units are referred to herein collectively as the "UNITS"); and

      WHEREAS, the issuance of the Units, the shares of Common Stock and Class A and Class B Warrants included in the Units, the shares of Common Stock issuable on the exercise of the Class A and Class B Warrants (the "SHARES"), and the Underwriters' Warrants, has been registered under the Securities Act of 1933, as amended (the "ACT"), pursuant to a Form SB-2 Registration Statement (No.33-72082), as amended (the "REGISTRATION STATEMENT"), which Registration Statement was declared effective by the Securities and Exchange Commission on May 26, 1994; and

      WHEREAS, the Company desires to engage the Warrant Agent to act in the Company's behalf, and the Warrant Agent is willing to act, in connection with the issuance, registration, division, transfer, exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, and the rights of the registered owners thereof.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

      SECTION 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

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      SECTION 2. WARRANT CERTIFICATES. The certificates representing the Class A and the Class B Warrants (the "WARRANT CERTIFICATES") shall be in registered form only and, in the case of the Warrants included in the Public Units, shall be substantially in the form set forth in EXHIBIT A and EXHIBIT B attached hereto, and, in the case of the Warrants included in the Underwriters' Units, shall be substantially in the form set forth in EXHIBIT C and EXHIBIT D attached hereto, respectively, with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by this Agreement.

      SECTION 3. EXECUTION OF WARRANT CERTIFICATES. Warrant Certificates shall be executed on behalf of the Company by its chairman of the board, its president, any executive vice president, any senior vice president or any vice president under its corporate seal reproduced thereon attested by its corporate secretary or one of its assistant secretaries. Each such signature upon the Warrant Certificate may be in the form of a facsimile signature of the present or any future chairman of the board, president, executive vice president, senior vice president, vice president, corporate secretary, or assistant secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been chairman of the board, president, executive vice president, senior vice president, vice president, corporate secretary, or assistant secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he shall have ceased to hold such office.

      In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

      Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

      SECTION 4. REGISTRATION AND COUNTERSIGNATURE. Warrant Certificates distributed as provided in Section 11 shall be registered in the names of the record holders of the Warrant Certificates to whom they are to be distributed.

      Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.

      The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution

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to the holder thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

      SECTION 5. REGISTRATION OF TRANSFERS AND EXCHANGES. The shares of Common Stock and the Class A and Class B Warrants included in the Units will be separately transferable upon issuance. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose upon surrender thereof, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent duly executed, by the registered holder thereof or by the duly appointed legal representative thereof. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Cancelled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

      Warrant Certificates may be exchanged at the option of the holder thereof. when surrendered to the Warrant Agent at its offices maintained for that purpose in Houston, Texas, for another Warrant Certificate or Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company.

      The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5 and of Section 4, the new Warrant Certificates required pursuant to the provisions of this Section, and for the purpose of any distribution of Warrant Certificates contemplated by Section 11.

      SECTION 6. RIGHT TO EXERCISE WARRANTS. Subject to prior redemption pursuant to Section 17, each Warrant may be exercised, on any business day on or after issuance (except that the Warrants included in the Underwriters' Units may not be exercised until the Underwriters' Warrants have been exercised) and on or before 5:00 p.m., Houston, Texas time on May 26, 1999 (the "EXPIRATION DATE"). The term of the Warrants may be extended in the sole discretion of the Company beyond May 26, 1999, upon written notice to the Warrant Agent at least five days prior to the date on which the Warrants were to have expired absent such an extension to a date determined by the Company, which date shall thereupon become the Expiration Date referred to above unless and until another date is substituted in accordance with this Section. Each Warrant not exercised on or before May 26, 1999, or any later Expiration Date shall thereupon expire.

      Subject to the provisions of this Agreement, including Section 11, the holder of either a Class A or Class B Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such holder(s) of a Class A or Class B Warrant) one fully paid and non-assessable share of Common Stock at the price of $3.50 or $4.50 per share, respectively (the exercise price of the Class A and Class B Warrants is hereinafter referred to as the "EXERCISE PRICE"). The Company may from time-to-time lower the Exercise Price of either the Class A or Class B Warrants,

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or both, for periods of at least 20 days upon ten day's prior written notice to the record holders of Warrants and the Warrant Agent. Each such Warrant shall be exercisable upon surrender to the Warrant Agent, at its office maintained for that purpose in Houston, Texas, of the Warrant Certificate evidencing such Warrant, with the form of election to purchase on the reverse thereof duly completed and signed, and upon payment to the Warrant Agent of the Exercise Price. Payment of the Exercise Price may be by cash or certified or official bank check payable to the order of the Warrant Agent. The Warrant Agent shall deposit all funds received on account of the exercise of any Warrant in an investment vehicle to be designated by Texoil and maintained in a trust account with the Warrant Agent. Except as expressly provided to the contrary in Section 11(f) hereof. no adjustments shall be made for any cash dividends or other cash distributions on Shares issuable upon the exercise of a Warrant.

      Upon such surrender of a Warrant Certificate and payment of the Exercise Price, the Warrant Agent shall give next-day notice of exercise (which need not be in writing, but if not in writing, confirmed in writing within one day of such surrender) to the Company, and 10 days following such surrender shall (subject to Section 7) cause to be issued and delivered to the registered holder thereof, or upon the written order of the registered holder of such Warrant Certificate in such name or names as such registered holder may designate, a certificate for the Common Stock issuable upon the exercise of the Warrant. Such certificate shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Common Stock as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price. The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof. either as an entirety or from time to time for pan only of the number of Warrants specified in the Warrant Certificate. In the event that less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time prior to the date of expiration of the Warrants. a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

      All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by such Warrant Agent in a manner satisfactory to the Company.

      Subject to the provisions of Section 20 hereof, the Warrant Agent shall disburse all funds received on account of the exercise of any Warrant plus any interest thereon to the Company as soon as practicable after surrender of the Warrant Certificate and payment of the Exercise Price by the holder(s) with respect to such exercise, unless the Warrant Agent and the Company agree otherwise in writing to disburse such amounts in a different manner.

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      SECTION 7. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Shares upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant.

      SECTION 8. MUTILATED OR MISSING WARRANT CERTIFICATES. In case any of the Warrant Certificates shall be mutilated, lost, stolen, or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen, or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft, or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

      SECTION 9. RESERVATION OF SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the full number of shares of Common Stock deliverable upon the exercise of all outstanding Warrants.

      Before taking any action which would cause an adjustment pursuant to
Section 11 reducing the Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Warrants, the Company will take any corporate action which, in the opinion of its counsel (which may be counsel employed by the Company), may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the Exercise Price as so adjusted.

      The Company covenants that all Shares which may be issued upon exercise of Warrants will be validly issued, fully paid, and non-assessable.

      The Warrant Agent is hereby authorized to requisition from time to time from the transfer agent of the Common Stock, and any subsequent transfer agent of any shares of the Company's capital stock issuable upon the exercise of the Warrants, stock certificates required to honor the exercise of outstanding Warrants. The Company will authorize its present and any future transfer agent to comply with all such requests. The Company will supply such transfer agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 12.

      SECTION 10. OBTAINING OF GOVERNMENTAL APPROVALS. The Company will at all times use commercially reasonable efforts to cause the Registration Statement registering the issuance of the

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Shares upon exercise of the Warrants to be effective under the Act, and will use commercially reasonable efforts to maintain a current prospectus satisfying the requirements of Section 10(a)(3) of the Act so long as any of the Warrants are outstanding and remain exercisable. The Company will from time to time use commercially reasonable efforts to take all action which may be necessary to obtain and keep effective any and all permits, consents, and approvals of governmental agencies and authorities and securities acts filings under federal and state laws which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants, and the issuance, sale, transfer, and delivery of the Shares issued upon exercise of the Warrants.

      SECTION 11. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES PURCHASABLE. The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time as set forth in this
Section 11.

            (a) In case the Company shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock, or
(iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), then in each case the Exercise Price, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination. or reclassification shall be adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If as a result of an adjustment made pursuant to this Section 11(a), the holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be described in a written statement delivered to the Warrant Agent and transfer agent for the Common Stock) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

            (b) In case the Company shall issue rights, options, or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into or exchangeable for Common Stock) less than the "current market price" per share of Common Stock (as defined in subsection (g) of this Section 11) on such record date, then in each case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common

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Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such "current market price" and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; however, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted (but only with respect to Warrants exercised after such expiration) after the expiration of such rights, options, or warrants, to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the board of directors of the Company, whose determination shall be conclusive, and shall be described in a statement filed with the Warrant Agent. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

            (c) In case the Company shall distribute to all holders of shares of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the surviving corporation) evidences of its indebtedness or assets (other than cash dividends or distributions and dividends payable in shares of Common Stock), or subscription rights. options, or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subsection (b) of this Section 11), then in each case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, of which the numerator shall be the "current market price" per share of Common Stock on such record date, less the fair market value (as determined by the board of directors of the Company, whose reasonable determination shall be conclusive, and shall be described in a statement filed with the Warrant Agent) of the portion of the evidences of indebtedness or assets so to be distributed, or of such subscription rights, options, or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, applicable to one share of Common Stock and of which the denominator shall be such "current market price" per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of such distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

            (d) In case the Company shall issue shares of Common Stock or rights, options, warrants to subscribe for or purchase shares of Common Stock, or convertible or exchangeable securities containing the right to subscribe for, or to convert into or purchase shares of Common

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Stock (which for purposes of this subsection (d) shall exclude shares of Common
Stock, rights, options, warrants. or convertible or exchangeable securities issued or issuable (i) in any of the transactions described in paragraphs (a),
(b), or (c) above, (ii) pursuant to the Company's stock option, stock purchase, stock bonus and/or thrift and retirement plans in existence on the date hereof and any similar future plans which shall have been adopted or approved by the stockholders of the Company, (iii) upon exercise of the Class A or Class B Warrants or any other warrants to purchase Common Stock outstanding on the date of this Agreement, (iv) pursuant to any private placement or firm commitment underwritten public offering for cash, provided the gross proceeds per share of Common Stock received or receivable upon issuance of the shares of Common Stock shall be at least 90% of the "current market price" for the shares of Common Stock at the date such securities shall have been contracted for sale, and (v) pursuant to the anti-dilution provisions of any other security at a price per share of Common Stock [determined, in the case of such rights, options, warrants, or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration payable to the Company upon exercise, conversion, or exchange thereof, by (y) the maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities] lower than the "current market price" per share of Common Stock in effect immediately prior to such issuance, then the Exercise Price shall be adjusted on the date of such issuance to a price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to the earlier of the date of such issuance or the date at which the Company shall publicly announce the economic terms of such issuance. by a fraction, of which the numerator shall be the "adjusted market price" per share of Common Stock (as defined in subsection (g) of this Section 11) on the earlier of such dates and of which the denominator shall be the "current market price" per share of Common Stock on the earlier of such dates. For the purposes of such adjustment, the maximum number of shares of Common Stock which the holders of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to initially subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such issuance, and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration or premiums stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall issue shares of Common Stock or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part of property other than cash or its equivalent. then the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the first sentence of this subsection (d), shall be as determined by the board of directors of the Company, whose determination shall be conclusive, and shall be described in a statement filed with the Warrant Agent.

            (e) In case the Company shall purchase or redeem shares of Common Stock or convertible or exchangeable securities containing the right to convert into or exchange for shares of Common Stock at a price per share of Common Stock [determined, in the case of such convertible

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or exchangeable securities, by dividing (x) the total amount paid or payable by the Company in consideration of the purchase or redemption of such convertible or exchangeable securities, by (y) the maximum number of shares of Common Stock covered by such convertible or exchangeable securities] higher than 110% of the "current market price" per share of Common Stock in effect immediately prior to such purchase or redemption, then the Exercise Price shall be adjusted on the date of such purchase or redemption to a price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to the earlier of the date of such purchase or redemption or the date at which the Company shall publicly announce the economic terms of such purchase or redemption, by a fraction, of which the numerator shall be the "adjusted market price" per share of Common Stock on the earlier of such dates and of which the denominator shall be the "current market price" per share of Common Stock on the earlier of such dates; PROVIDED, HOWEVER, there shall be excluded from the operation of this subsection (e) the purchase or redemption of any such convertible or exchangeable securities at par or liquidation amount or aggregate principal amount, as the case may be, plus any premium specified in the Company's certificate of incorporation, indenture or other constituent instruments governing such securities and pursuant to which the same were issued. In case the Company shall purchase or redeem shares of Common Stock or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part of property other than cash or its equivalent, then the "price per share of Common Stock" and the "consideration paid or payable by the Company" for purposes of the first sentence of this subsection (e), shall be as determined by the board of directors of the Company, whose reasonable determination shall be conclusive, and shall be described in a statement filed with the Warrant Agent.

            (f) In case the Company shall distribute during any period of 12 consecutive months to all holders of shares of Common Stock, cash dividends or distributions (including normal quarterly cash dividends) in per share amounts aggregating more than 25% of the "current market price" per share of Common Stock at the earlier of the record date for the latest such cash dividend or distribution or the date at which the Company shall publicly announce such dividend or distribution, then the Exercise Price shall be adjusted on the date of such dividend or distribution to a price determined by multiplying the Exercise Price in effect immediately prior to the earlier of such dates by a fraction, of which the numerator shall be the "adjusted market price" per share of Common Stock on the earlier of such dates and of which the denominator shall be the "current market price" per share of Common Stock on the earlier of such dates.

            (g) For the purpose of any computation under subsections (b) through
(e) of this Section 11, the "current market price" per share of Common Stock on any date shall be deemed to be the "closing price" for the last trading day immediately preceding such date. The "closing price" for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange in the United States on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any such national securities exchange, the average of the highest reported bid and

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
lowest reported asked price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Common Stock is not quoted by any such organization, the fair value of Common Stock on such date, as determined by the board of directors of the Company, whose determination shall be conclusive, shall be used and described in a statement filed with the Warrant Agent. For the purpose of any computation under subsection (d) of this Section 11, the "adjusted market price" per share of Common Stock on any date shall be determined (to the nearest cent) by dividing
(i) the sum of (x) the product obtained by multiplying the "current market price" on such date by the number of shares of Common Stock outstanding immediately prior to the issuance which is the subject of an adjustment required by subsection (d) (including any non-dilative Common Stock equivalents), plus
(y) the aggregate net proceeds received or receivable by the Company as a result of such issuance, by (ii) the number of shares of Common Stock outstanding immediately after such issuance (including any non-dilative Common Stock equivalents). For the purpose of any computation under subsection (e) of this
Section 11, the "adjusted market price" per share of Common Stock on any date shall be determined (to the nearest cent) by dividing (i) the difference between
(x) the product obtained by multiplying the "current market price" on such date by the number of shares of Common Stock outstanding immediately prior to the purchase or redemption which is the subject of an adjustment required by subsection (e) (including any non-dilative Common Stock equivalents), minus (y) the aggregate amount paid or payable by the Company as a result of such purchase or redemption, by (ii) the number of shares of Common Stock outstanding immediately after such issuance (including any non-dilative Common Stock equivalents). For the purpose of any computation under subsection (f) of this
Section 11, the "adjusted market price" per share of Common Stock on any date shall be determined (to the nearest cent) by dividing (i) an amount ascertained from the difference between (x) the product obtained by multiplying the "current market price" on such date by the number of shares of Common Stock outstanding immediately prior to the dividend or other distribution which is the subject of any adjustment required by subsection (f) (including any non-dilative Common Stock equivalents), minus (y) the aggregate amount of the dividend or other distribution, by (ii) the number of shares of Common Stock outstanding immediately after such dividend or distribution (including any non-dilative Common Stock equivalents).

            (h) No adjustment in the Exercise Price shall be required if such adjustment is less than $.05; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

            (i) Upon each adjustment of the Exercise Price as a result of the calculations made in any of subsections (a) through (c) and (f) of this Section 11, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Shares (calculated to the nearest hundredth) obtained by (A) multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to adjustment of the number of Shares by the Exercise Price in effect prior to adjustment of the Exercise

Price and (B) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

            (j) In case of any capital reorganization of the Company, or of any reclassification of the Common Stock (other than a reclassification of the Common Stock referred to in subsection (a) of this Section 11), or in the case of the consolidation of the Company with or the merger of the Company into any other corporation or of the sale or transfer of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, each Warrant shall after such capital reorganization, reclassification of the Common Stock, consolidation, merger, sale or transfer be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of Common Stock purchasable (at the time of such capital reorganization, reclassification of shares, consolidation, merger, sale or transfer) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of the Common Stock, consolidation, merger, sale or transfer; and in any such case, if necessary, the provisions set forth in this Section 11 with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities, assets, or cash thereafter deliverable upon the exercise of the Warrants. The subdivision or combination of the Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this paragraph. The Company shall not effect any such consolidation, merger, transfer, or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing or receiving, such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase. and to perform the other obligations of the Company under this Warrant Agreement. This subsection (j) shall not apply to any sale, transfer or lease as an entirety, or substantially as an entirety, of the properties and assets of the Company as collateral security for obligations of the Company.

      SECTION 12. FRACTIONAL SHARES. If the number of Shares purchasable upon the exercise of each Warrant is adjusted pursuant to subsection (i) of Section 11, the Company shall nonetheless not be required to issue fractions of shares of Common Stock upon exercise of the Warrants or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, there shall be paid to the registered holders of Warrant Certificates at the time such Warrants are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a Share. For purposes of this Section 12, the current market value of a Share shall be the closing price of a Share as determined pursuant to the second and third sentences of Section 11(g) for the last trading day immediately prior to the date of such exercise.

      SECTION 13. NOTICES TO WARRANTHOLDERS. Upon any adjustment of the Exercise Price pursuant to Section 11, the Company within 20 days thereafter shall (i) cause to be filed with the Warrant Agent a certificate setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Shares (if adjustment thereof is required under Section 11) purchasable upon exercise of a Warrant after such adjustment in the Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and
(ii) cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustment by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

In case:

            (a) the Company shall authorize the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock or of any other subscription rights or warrants or of securities convertible into or exchangeable for Common Stock; or

            (b) the Company shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets (other than cash dividends or distributions or dividends payable in Common Stock); or

            (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required. or of the conveyance or transfer of the properties and assets of the Company as, or substantially as, an entirety (other than as collateral security), or of any reclassification or change of outstanding Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

            (d) of the voluntary or involuntary dissolution, liquidation, or winding up of the Company; or

            (e) the Company proposes to take any other action (other than actions of the character described in Section 11 hereof) which would require an adjustment of the Exercise Price pursuant to Section 11, then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 20 days prior to the applicable record date hereinafter specified, by first-class mail. postage prepaid. a written notice stating (i) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, options, warrants, convertible or exchangeable securities, or distribution are to be determined, (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up, or (iii) the date of any other action which would require an adjustment of the Exercise Price pursuant to
Section 11, together with a brief description thereof and the amount of such adjustment. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up, or the vote upon any action.

      Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter or any rights whatsoever as stockholders of the Company.

      SECTION 14. MERGER, CONSOLIDATION, OR CHANGE OF NAME OF WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Warrant Agent. shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 15.

      SECTION 15. WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

            (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

            (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

            (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

            (d) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by its chairman of the board, its president. any executive vice president, or any senior vice president, or any vice president under its corporate seal reproduced thereon attested by its corporate secretary or assistant secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

            (e) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance upon any Warrant Certificate, certificate of Shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent, or presented by the proper party or parties.

            (f) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, disbursements, and advances incurred or made by the Warrant Agent in accordance with any provision of this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs, and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its negligence or bad faith.

            (g) The Warrant Agent shall be under no obligation to institute any action, suit, or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit, or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

            (h) Except as otherwise provided by law, the Warrant Agent, and any stockholder, director, officer, or employee of the Warrant Agent, may buy, sell, or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company, or otherwise act as fully and freely as though they were not the Warrant Agent under this Agreement, or a stockholder, director, officer, or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

            (i) The Warrant Agent shall act hereunder solely as agent for the Company (except as provided in Section 6 hereof), and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, intentional misconduct or bad faith.

            (j) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one or more of the persons designated in the incumbency certificate issued by the Company from time to time to the Warrant Agent, and to apply to any of such persons for advice or instructions in connection with the Warrant Agent's duties, and it shall not be liable for any action taken or suffered or omitted by it in good faith in accordance with instructions of any such officer.

            (k) The Warrant Agent shall not at any tune be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the number of Warrants or the Exercise Price thereof or in the number of Shares deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Shares which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Shares will, when issued, be validly issued and fully paid and non-assessable, and makes no representation with respect thereto.

      SECTION 16. CHANGE OF WARRANT AGENT. If the Warrant Agent shall become incapable of acting as Warrant Agent, or if the Warrant Agent shall resign as Warrant Agent upon 30 days' prior written notice to the Company, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by a registered holder of a Warrant Certificate, then any registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Failure to give any notice provided for in this Section 16, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor Warrant Agent.

      SECTION 17.  RIGHT OF REDEMPTION.

            (a) The Warrants (other than the Warrants included in the Underwriters' Units which are non-redeemable) may be redeemed at the election of the Company, as a whole and not in part, at a redemption price of $.01 per Warrant, subject to adjustment, (the "REDEMPTION PRICE"), if the closing price per share of Common Stock, as determined pursuant to the second and third sentences of Section 11(g), equals or exceeds $5.25 per share for redemption of the Class A Warrant and $6.75 for redemption of the Class B Warrant, subject to adjustment (in each case, the "REDEMPTION TRIGGER PRICE"), for a period of 10 consecutive trading days (the "PRICING PERIOD"); provided, that notice of redemption in the form and substance required by Section 17(b) shall be mailed to all registered holders of Warrants within the l0-day period following the end of the Pricing Period. Upon each adjustment of the Exercise Price, the Redemption Trigger Price shall be adjusted by multiplying such price as in effect prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price subsequent to adjustment and the denominator of which shall be the Exercise Price prior to such adjustment. All calculations hereunder shall be made to the nearest cent.

            (b) Notice of redemption shall be given by first-class mail, postage prepaid. mailed not less than 30 nor more than 60 days prior to the date specified in such notice on which the Warrants are to be redeemed (the "REDEMPTION DATE"), to each holder of Warrants, at his address appearing in the records of the Warrant Agent.

      All notices of redemption shall state:

            (1)   the Redemption,

            (2)   the Redemption Price,

            (3) the Exercise Price, the date on which the right to exercise the Warrants to be redeemed will terminate and the place or places where such Warrants may be surrendered for exercise, and

            (4) the place or places where such Warrants are to be surrendered for payment of the Redemption Price.

Notice of redemption of the Warrants at the election of the Company shall be given by the Company or, at the Company's request, by the Warrant Agent in the name and at the expense of the Company.

            (c) Prior to any Redemption Date, the Company shall deposit with the Warrant Agent or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount of money sufficient to pay the Redemption Price of the Warrants other than any Warrants called for redemption on that date which have been converted prior to the date of such deposit. If the money representing the Redemption Price of the Warrants is deposited with the Warrant Agent or with any paying agent, such money shall be deposited in an investment vehicle to be designated by Texoil and maintained in a trust account with the Warrant Agent, or in the case of money deposited with the paying agent at such other financial institution with deposit insurance provided by the Federal Deposit Insurance Corporation. If any Warrant called for redemption is exercised, any money deposited with the Warrant Agent or with any paying agent or so segregated and held in trust for the redemption of such Warrant shall be paid to the Company upon request or, if then held by the Company, shall be discharged from such trust.

            (d) Notice of redemption having been given as aforesaid, the Warrants so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified. Upon surrender of any such Warrant for redemption in accordance with said notice, such Warrant shall be paid by the Company, the Warrant Agent or paying agent, as the case may be, at the Redemption Price. Subject to the provisions of Section 20 hereof, any money remaining on deposit with the Warrant Agent or with any paying agent under this
Section 17 after full payment of the Redemption Price shall be paid to the Company upon request. unless the Company and the Warrant Agent or the paying agent, as the case may be, agree otherwise in writing to pay such amounts in a different manner.

      SECTION 18. MERGER OR CONSOLIDATION OF THE COMPANY. The Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation. as the case may be (if not the Company), shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company. This Section shall not apply to the sale, transfer or lease of all or substantially all of the Company's assets as collateral security for the Company's obligations.

      SECTION 19. NOTICES TO COMPANY AND WARRANT AGENT. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) to the Company as follows:

                  Texoil, Inc.
                  1600 Smith Street, Suite 4000
                  Houston, Texas 77002

                  Attention:  D. Hughes Watler. Jr.,
                              Chief Financial Officer

      In case the Company shall fall to maintain such office or agency or shall fail to give such notice of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

      Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, address (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                  First Interstate Bank of Texas, N.A.
                  1000 Louisiana, 7th Floor
                  Houston, Texas 77002

                  Attention:  Corporate Trust Department

      SECTION 20. TAX MATTERS. The Company shall provide Warrant Agent with its taxpayer identification number documented by an appropriate Internal Revenue Service Form W-9 within thirty (30) days after the date of this Agreement. Failure to provide such form may prevent or delay distribution of the funds to the Company under Sections 11 and 17 hereof and may cause the Company to incur a penalty and may require the Warrant Agent (and/or the paying agent) to withhold tax on any interest payable to the Company hereunder. Any payments of income hereunder shall be subject to applicable United States withholding and reporting regulations then in force. All interest earned on money deposited with the Warrant Agent (and/or the paying agent) pursuant to Sections 11 and 17 hereof shall be reported on the taxpayer identification number of the Company.

      SECTION 21. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to comply with applicable law, to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein. or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates.

      SECTION 22. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      SECTION 23. TERMINATION. This Agreement shall terminate at the close of business on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised. The provisions of Section 14 shall survive such termination.

      SECTION 24. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be construed in accordance with the laws of said State.

      SECTION 25. BENEFITS OF THIS AGREEMENT. Except as provided to the contrary in the Underwriters' Warrants, nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and except as provided to the contrary in the Underwriters' Warrants, this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, and the registered holders of the Warrant Certificates.

      SECTION 26. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto as of the day and year first above written, have caused this Agreement to be duly executed.

                                    TEXOIL. INC.


                                    By: /S/ WALTER L. WILLIAMS
                                            Walter L. Williams, President
                                            and Chief Executive Officer

                                    FIRST INTERSTATE BANK OF TEXAS, N.A.


                                    By:
                                          Vice President